                                                                   EXHIBIT 10(b)


             PHYSICIANS, ALLIED MEDICAL PRACTITIONERS, DENTISTS, &
                                 CHIROPRACTORS
             CASUALTY FIRST THROUGH FOURTH AND CLASH EXCESS OF LOSS
                             REINSURANCE AGREEMENT


                              FINAL PLACEMENT SLIP


COMPANY:                  FPIC Insurance Group
                          a Florida corporation
                                  and/or
                          Florida Physicians Insurance Company
                          a Florida corporation
                                  and/or
                          any company now or hereafter affiliated with FPIC Insurance Group

INCEPTION:                January 1, 1997


EFFECTIVE:                Effective from 12:01 a.m., Eastern Standard Time,
                          January 1, 1997, to 12:01 a.m., Eastern Standard
                          Time, January 1, 2000, as respects:

                 First, Second, Third, and Fourth Layers

                                  Claims made on and after 12:01 a.m., Eastern
                                  Standard Time, January 1, 1997 (including prior acts), on policies attaching from 12:01 a.m., Eastern Standard Time, January 1, 1997, to 12:01 a.m., Eastern Standard Time, January 1, 2000.

                 Clash Layer:

                                  Claims made during the currency of this
                                  Agreement, regardless of the limits or
                                  effective dates of the Company's policies
                                  (but in the event of cancellation or
                                  expiration of this Agreement on a run-off basis, coverage will continue to apply in respect of all claims made during the runoff period arising from policies in effect at the cancellation or expiration date). The date of loss in respect to this Layer will be deemed to be the earliest date that any individual claim was first made against the Company under any of its policies.


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
FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373





CANCELLATION:                     At January 1, 1998, or January 1, 1999, by
                                  either party via 90 days prior notice by certified or registered mail.


EXPIRATION
AND
CANCELLATION
OPTIONS: At expiration or in the event of cancellation, the Reinsurers' liability for each policy in force at expiration or cancellation date will be run off until its cancellation, natural expiration, or next anniversary date, whichever first occurs. During the run-off period, the Company will continue to cede to the Reinsurers the appropriate earned premium (in the case of the Clash Layer, the runoff premium will be determined at the rates in effect at the cancellation date). Alternatively, the Company may elect to have the Reinsurers' liability terminate on a cut-off basis as of the date of expiration or cancellation, and the Reinsurers will not be liable for any claims made on or after the expiration or cancellation date.

                          Regardless of the option chosen by the Company at expiration or cancellation, Reinsurers' liability will continue in the event any extended reporting period options are exercised in accordance with the Company's claims made policies and/or in the event the Company is bound by statute or regulation to continue coverage.


BUSINESS
COVERED: All business written and classified by the Company as Professional Liability, including Loss of Privileges coverage and Owners, Landlords, and Tenants coverage, issued to Physicians, Dentists, Nurse Anesthetists, Licensed Physicians' Assistants,
                                  Chiropractors and other Allied Medical
                                  Practitioners, Clinics, and Professional
                                  Associations (corporate policies) of
                                  Physicians, Dentists, and Chiropractors.

                                  The Company's policies will not exceed 12 months duration and will contain a warranty to the effect that there have been no known





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
FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373



                                  incidents likely to give rise to a claim, other than those already reported to the Company.


DEFINITIONS:              "Agreement year" as used in this Agreement will mean
                          a calendar year.

                          "Claims made" as used in this Agreement will mean those claims first made against the insured during the policy period and occurring on or after the retroactive date, if any. The date on which a claim is made or reported will be understood to be the earlier of the date on which a written notice of claim is received by the Company, or a report by telephone is made to the Company by the insured or their representative.

                          "Retroactive date" as used in this Agreement will mean the date prescribed in the Company's policy, which is the earliest date losses can actually occur for which an insured can claim coverage.

                          "Extended reporting period" as used in this Agreement will mean a time period after a policy's termination date within which claims may be made with respect to occurrences happening between the original retroactive date, if any, and the original termination date of the policy. As regards deceased, disabled, and retired insureds and other withdrawing insureds, the extended reporting coverage will be understood to commence with:

                          1. The date the insured deceases as certified in their death certificate; or

                          2. The date the insured ceases to practice as a result of their permanent disability as certified by the insured's physician; or

                          3. The date the insured is retired as indicated in their written notification to the Company; or

                          4.      The date that the Company's policy is
                                  terminated.


EXCLUSIONS: As attached.





                                  - 3 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373




TERRITORY:       To follow the Company's policies.

RETENTION        First Layer (all Insureds)
AND
LIMIT: $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $500,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                 Second Layer (all Insureds except Dentists)

                          $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $1,000,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                 Third Layer (all Insureds except Dentists)

                          $500,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $1,500,000 ultimate net loss each and every loss, each and every insured, each and every policy.

                 Fourth Layer (Clinics and Corporation Policies only) -
                          (Applicable to CNA International Reinsurance Company Limited only)

                          $3,000,000 ultimate net loss each and every loss, each and every insured, each and every policy, excess of
                          $2,000,000 ultimate net loss each and every loss, each and every insured, each and every policy;





                                  - 4 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373



                          subject to a maximum recovery hereunder any one Agreement year of $3,000,000 in respect to each insured.


         Clash Layer (all Insureds)

                 $750,000 ultimate net loss each and every loss excess of
                 $750,000 ultimate net loss each and every loss;
                 subject to a maximum recovery hereunder any one Agreement year of $1,500,000.

                          Coverage applicable only when two or more insureds are involved in the same loss.

                          Recoveries under the First through Fourth Layers will inure to the benefit of this Layer.


LOSS             Applying to the First, Second, and Clash Layers Combined
CORRIDOR:
                 In addition to the Company's retentions as shown above in respect to the captioned Layers, for each Agreement year that this Agreement remains in force the Company will retain the aggregate of ultimate net loss and loss expense otherwise collectable under the captioned Layers for the Agreement year in question which exceeds an amount equal to 100% of net reinsurance premium ceded under the captioned Layers; however, such retention will not exceed an amount equal to 25% of net reinsurance premium ceded under the First and Second Layers
                 (but excluding net reinsurance premium in respect of Dentists) for the Agreement year in question.

PREMIUM:         First through Third Layers

                 Annual deposit premium $3,000,000 payable quarterly in advance.





                                  - 5 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373



                 Adjustable at the end of each Agreement year, and quarterly thereafter, to net reinsurance premium (earned premium basis) as determined by the rates shown in Exhibit A attached hereto.

                 Fourth Layer

                 Net reinsurance premium (written premium basis) as determined by the rates shown in Exhibit A attached hereto, payable quarterly in arrears.

                 Clash Layer

                 Annual deposit premium $300,000 payable quarterly in advance, adjustable at:

                 1.       .6% of the sum of the Company's gross earned premium;
                          plus

                 2. 45.0% of the gross original written premium charged by the Company for the first $500,000 of limits on corporation policies.

                 "Gross earned premium" is defined as the Company's premium for the first $500,000 of limits on all business the subject matter of this Agreement (but excluding premium for corporation policies), earned during the Agreement year (without regard to the original effective dates of the policies).





                                  - 6 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                 All Layers

                 The Company's policies use rates loaded for unlimited discovery for deceased insureds, insureds who through disability are unable to practice, and insureds who retire from practice; however, the net reinsurance premium relating to the load for any such discovery extension will not be ceded hereunder until and unless such extension comes into effect.

CREDIT           As Respects the First through Third Layers Combined
FUND:
                 The Company has the option to maintain a Credit Fund equal to 15% of the net reinsurance premium which would have been ceded under the First through Third Layers, and the final disposition of such Fund will be at the sole discretion of the Company. The amounts used to constitute such Fund will be withheld by the Company prior to making payment of premium
                 (other than deposit premiums) to Reinsurers, and regardless of the eventual disposition of the Fund, all amounts withheld by the Company will reduce the net reinsurance premium.


CONTINGENT       As Respects the First, Second, and Clash Layers Combined
PROFIT
COMMISSION:      As attached.

                 As Respects the Third and Fourth Layers

                 Nil.

OTHER
REINSURANCE:     Company permitted to purchase facultative reinsurance and to deduct the premium therefor; Company permitted to purchase other treaty reinsurance, and to deduct the premium therefor if it inures to the benefit of this Agreement.





                                  - 7 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


FUNDING OF
RESERVES:        Letters of Credit required from unauthorized Reinsurers--full text as attached.


LOSS EXPENSE:    Pro rata in addition to the ultimate net loss.

DECLARATORY
JUDGMENT
EXPENSE: Included hereunder, whether or not a loss is sustained as a result of the action, as per the definition attached.

REPORTS: Reports within 60 days following the end of each quarter, to include all information required by Reinsurers for completion of their NAIC reports.

OTHER
PROVISIONS:      Reinsurers will be subject to terms, conditions,
                 interpretations, waivers, modifications, and alterations of the Company's policies that are the subject of this Agreement.

                 Access to Records Clause
                 Amendments Clause
                 Aon Re Inc. Intermediary Clause (DOES NOT APPLY TO GENERAL RE) Arbitration Clause - as attached
                 Claims Review Clause
                 Correspondence and Payments Clause (APPLICABLE TO GENERAL RE
                          ONLY)
                 Delays, Errors, or Omissions Clause
                 Excess of Original Policy Limits (90%)/Extra Contractual
                          Obligations (90%) Clause - included within ultimate net loss; coverage exists as respects the First through Third Layers if any cession has been made to this Agreement; coverage exists as respects the Fourth Layer only if a cession has been made to that Layer in respect to the policy under which the EOPL/ECO loss arises. No EOPL/ECO coverage in respect to the Clash Layer.
                 Insolvency Clause





                                  - 8 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                 Loss Notices and Settlements Clause - as attached
                 Offset Clause - this Agreement only
                 Net Retained Liability Clause
                 Subrogation Clause
                 Service of Suit Clause (NMA 1998)
                 Ultimate Net Loss, Loss Expense, and Declaratory Judgment
                          Expense Clause - as attached


INFORMATION:     Aon Fee for General Re: 5% of ceded premium





                                  - 9 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373



In accordance with your instructions, we have placed reinsurance with the Reinsurers listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurers vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurer. Should you desire financial information regarding the Reinsurers listed hereon, please contact us and we will furnish it.

The Reinsurers' obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participation. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer that for any reason does not satisfy all or part of its obligations.

Domestic Reinsurers                     First         Second        Third         Fourth       Clash
-------------------                     Layer         Layer         Layer         Layer        Layer
                                        -----         -----         -----         -----        -----
General Reinsurance Corporation         25.0000%      25.0000%      25.0000%      0.0000%      25.0000%
TIG Reinsurance Company                 16.3650%      16.3650%      16.3650%      0.0000%      16.3650%

TOTAL DOMESTIC REINSURERS               41.3650%      41.3650%      41.3650%      0.0000%      41.3650%


LONDON MARKETS THROUGH DENIS M. CLAYTON AND COMPANY LIMITED

London Companies:
-----------------
CNA International Reinsurance Company
   Limited                              13.7980%      13.798%       13.7980%      100.00%      13.7980%
Hannover Ruckversicherungs-
   Aktiengesellschaft                   5.17400%      5.1740%       5.17400%      0.0000%      5.17400%
Terra Nova Insurance Company
   Limited                              2.06900%      2.0690%       2.06900%      0.0000%      2.06900%
Unionamerica Insurance Company
   Limited                              15.1750%      15.1750%      15.1750%      0.0000%      15.1750%
Zurich Re (UK) Limited                  13.7960%      13.7960%      13.7960%      0.0000%      13.7960%

 TOTAL LONDON COMPANIES:                50.0120%      50.0120%      50.0120%      100.0000%    50.0120%





                                  - 10 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


UNDERWRITERS AT LLOYD'S
-----------------------
Lloyd's Syndicate #0991 AEG             3.4490%       3.4490%       3.4490%       0.0000%      3.4490%
Lloyd's Syndicate #1141 JEM             5.17400%      5.17400%      5.17400%      0.0000%      5.1740%

Total Underwriters At Lloyd's           8.62300%      8.6230%       8.6230%       0.0000%      8.6230%

Total Denis M. Clayton & Company
   Limited                              58.6350%      58.6350%      58.6350%      100.0000%    58.6350%
Total Non-Domestic Companies            58.6350%      58.6350%      58.6350%      100.0000%    58.6350%

TOTAL ALL PARTICIPANTS:                 100.0000%     100.0000%     100.0000%     100.0000%    100.0000%


Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc., 201 California Street, Suite 900, San Francisco, California 94111.

ACCEPTED AND
APPROVED BY:                                    DATED:
             ---------------------------------         ------------------
REFERENCE
NUMBER:
       ---------------------


(For processing purposes it is important that you provide your Company's reference number for this program.)





                                  - 11 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                                 EXCLUSION LIST


No reinsurance indemnity will be afforded under this Agreement for:

  A. All liability of the Company arising, by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

  B. Reinsurance assumed by the Company other than inter-company reinsurance.

  C. Loss or liability excluded by the provisions of the Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. - attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriters' Non-Marine Association.





                                  - 12 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                          LOSS NOTICES AND SETTLEMENTS

         The Company will advise the Reinsurers promptly of all losses reserved at:

         A.      $100,000 from the ground up as respects the Clash Layer; or

         B. $100,000 from the ground up as respects the First through Third Layers, but reported to each Layer only if a cession has been made to that Layer; or

         C. $1,500,000 from the ground up as respects the Fourth Layer but only if a cession has been made to that Layer;

or that, in the opinion of the Company, may involve the Reinsurers under this Agreement, and of all subsequent developments pertaining thereto that may materially affect them as well. Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Agreement, provided the Company informs the Reinsurers of such omission promptly upon discovery.

         The Company will have the right to settle all claims under its policies. The settlements, provided they are within the terms of the Company's policies and of this Agreement, will be unconditionally binding on the Reinsurers in proportion to their participation in this Agreement. The Company will likewise, at its sole discretion, commence, continue, defend, or withdraw from actions, suits, or proceedings and generally handle all matters related to all claims and losses, and all payments made and costs and expenses incurred in connection therewith, or in taking legal advice therefor, will be shared by the Reinsurers. When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of ultimate net loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit Sections of the Agreement.





                                  - 13 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                      ULTIMATE NET LOSS, LOSS EXPENSE, AND
                          DECLARATORY JUDGMENT EXPENSE

         "Ultimate net loss" as used in this Agreement will mean the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay, including: plaintiff's attorney fees where applicable; interest accrued prior to final judgment if included as part of loss on reinsured policies; 90% of any claims-related extra contractual obligations where applicable; 90% of any claims-related excess limits liability where applicable; and declaratory judgment expense where the Company has not paid or has not become liable to pay any settlement, award, or judgment under its policy. Ultimate net loss will also include any coinsurance retention, deductible, or self-insured retention paid by the insured. Ultimate net loss will not include loss expense. All recoveries and subrogations which are actually recovered, and inuring reinsurance whether recovered or not, will be deducted from the amount of the ultimate net loss. Nothing, however, in this Agreement will be construed as meaning that losses are not recoverable hereunder until the actual loss to the Company has been ascertained.

         "Loss expense" as used in this Agreement will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. Loss expense will also include declaratory judgment expense incurred by the Company in an action that results in a loss to the Company (however, the maximum contribution to loss expense as respects declaratory judgment expense arising from any one declaratory judgment action will be $2,000,000). Loss expense where incurred in connection with claims involving this Agreement will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined. However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be (a) prorated in proportion to each party's interest in such verdict or judgment, or (b) added to the Company's loss when the terms and conditions of the Company's policies reinsured hereunder include loss expense as part of the policy limit.





                                  - 14 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


         "Declaratory judgment expense" as used in this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Declaratory judgment expense will be deemed to have been fully incurred by the Company on the date of the actual or alleged loss under the Company's policy giving rise to the action.


                          CONTINGENT PROFIT COMMISSION

         (This Article applies only to the First, Second, and Clash Layers, on a combined basis.)

         The Reinsurers will allow the Company a contingent profit commission of 50% of the combined net profit of the First, Second, and Clash Layers under this Agreement. "Net profit" as used herein is the amount by which the earned reinsurance premium as in A. below, less reinsurance losses as in B. below, and less net expenses as in C. below, produces a positive balance:

         A. "Earned reinsurance premium" is the sum of the actual net reinsurance premiums ceded in respect of the adjustment period, less the Reinsurers' portion of the unearned premium reserve on those premiums at the time of the contingent profit commission computation (calculated on a monthly pro rata expiration basis).

         B.      1.       As respects the First and Second Layers, "Reinsurance
                          losses" are the Reinsurers' portion of payments
                          (including loss expense) for claims made on policies written or renewed with effective dates during the period of this Agreement, plus the Company's estimate of the Reinsurers' portion of the reserve for outstanding losses (including loss expense) on policies written or renewed with effective dates during the period of this Agreement as such estimate stands at the time of the contingent profit commission computation.

                 2. As respects the Clash Layer, "Reinsurance losses" are the Reinsurers' portion of payments (including loss expense) for claims made during the period of this Agreement, plus the Company's estimate of the Reinsurers' portion of the reserve for outstanding losses (including loss expense) on claims made during the period of this Agreement as such estimate stands at the time of the contingent profit commission computation.





                                  - 15 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


         C. "Net expenses" are the Reinsurers' home office expenses of 20% of A. above, and federal excise tax paid by Reinsurers where applicable.

         The entire term of this Agreement will constitute a single adjustment period for all purposes of this Article. If the adjustment period becomes less than three years, whether due to cancellation of this Agreement, cancellation of an individual Reinsurer's participation, or inception of an individual Reinsurer's participation at a date when the adjustment period is already in progress, such shortened adjustment period will be subject to adjustment as if it were the complete adjustment period.

         The first computation of contingent profit commission as respects the adjustment period will include only the first year within the period, and will be computed and a statement forwarded to the Reinsurers 36 months after the inception of the adjustment period. Upon verification of amount due, the Reinsurers will immediately pay the Company. The first recomputation, including the first and second years within the adjustment period, and the second recomputation, including all three years within the adjustment period, will be computed 48 and 60 months after the inception of the adjustment period, respectively. Annual recomputations will continue to be made thereafter until all losses affecting this Agreement are fully settled and/or all liability is discharged and all premium is earned, when a final computation will be determined; cancellation of this Agreement will have no affect on the said annual recomputations. The debtor party will pay the other party whatever amount, if any, is due as a result of each recomputation.

         Should this Agreement be canceled on a cut-off basis, only the premium earned and the claims made during the period will be considered in the computations for the adjustment period; notwithstanding the foregoing, losses associated with extended reporting coverages in effect at the time of cancellation will continue to be taken into account in the computations, as will the premium therefor.





                                  - 16 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                         RESERVES AND LETTERS OF CREDIT

         As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the Insurance Department or sets up on its books statutory reserves, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them. Such reserves will consist of:

         A. The difference between the deposit premiums and the earned premiums in respect to the First through Third and Clash Layers; and

         B.      Losses, including:

                 1. Loss and loss expense paid by the Company, but not recovered from the Reinsurers, and

                 2. Loss and loss expense reserves (both case and bulk), as set out in Schedule F of the Company's annual statement.

         The Reinsurers hereby agree that they will apply for and secure delivery to the Company of a clean, irrevocable, and unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, issued by Citibank, N.A. (or another member of the Federal Reserve System or any other bank approved for use by the NAIC Securities Valuation Office), and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurers' proportion of such reserves as shown in the statement prepared by the Company.

         The Letter of Credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that it elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

         Notwithstanding any other provisions of this Agreement, the Company or its court-appointed successor in interest may draw upon such credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:





                                  - 17 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


         A. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement, which has not been otherwise paid.

         B. To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

         C. To make refund of the difference between the deposit premiums and the earned premiums in respect to the First through Third and Clash Layers.

         D. To make refund of the unearned premium portion of premium ceded to the Fourth Layer.

         E. In the event of nonextension of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of reserves under this Agreement. Such cash deposit will be held in an interest bearing account separate from the Company's other assets, and interest thereon at a rate at least equal to that paid by Citibank, N.A., in New York, will accrue to the benefit of the Reinsurer.

         The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

         At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company will prepare, for the sole purpose of amending the Letter of Credit, a specific statement of the Reinsurers' share of reserves. If the statement shows that the Reinsurers' share of such reserves exceeds the balance of credit as of the statement date, the Reinsurers will, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit, increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurers' share of such reserves is less than the balance of credit as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurers, release such excess credit by agreeing to secure an amendment to the Letter of Credit, reducing the amount of credit available by the amount of such excess credit.





                                  - 18 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                            EXHIBIT A - RATING CHART

         The net reinsurance premium to be paid by the Company, as called for in the Premium Section of this Slip, will be determined by applying the rates in the following chart. For purposes of the chart, the following definitions will apply:

Net Base Premium (NBP) = 75% of the gross premium charged by the Company for the first $500,000 of limits.
Net Original Premium (NOP) = Gross premium charged by the Company for limits of
                          $500,000 excess $500,000.

             -------------------------------------------------------------------------------------------------
                    PHYSICIANS, NURSE ANESTHETISTS, LICENSED
                     PHYSICIANS' ASSISTANTS, CHIROPRACTORS,
                    OTHER ALLIED MEDICAL PRACTITIONERS, AND                                    DENTISTS
                                   CLINICS
             -------------------------------------------------------------------------------------------------
                                                              Clinics and Corporation
                    All Types of Insureds within the          Policies Only
                              above-named
             -------------------------------------------------------------------------------------------------
               1st Layer       2nd Layer      3rd Layer                4th Layer*               1st Layer
             -------------------------------------------------------------------------------------------------
                500,000         500,000        500,000                 3,000,000                 500,000
               excess of       excess of      excess of                excess of                excess of
                500,000        1,000,000      1,500,000                2,000,000                 500,000
--------------------------------------------------------------------------------------------------------------
                                                            $1,000,000         $2,000,000
                                                                xs                 xs
                                                            $2,000,000         $3,000,000
--------------------------------------------------------------------------------------------------------------
CLASSES
--------------------------------------------------------------------------------------------------------------
0 thru 2         21.25%         14.87%         10.41%         20.22%             20.22%
(% of NBP)
--------------------------------------------------------------------------------------------------------------
3 thru 8         27.62%         17.00%         11.90%         23.10%             23.10%
(% of NBP)
--------------------------------------------------------------------------------------------------------------
all                                                                                               75.00%
(% of NOP)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
DISCRETIONARY    10.00%         10.00%           nil           nil                nil               nil
CREDIT
--------------------------------------------------------------------------------------------------------------

-----------------------------
* Note that the Company, at its discretion, may allow a credit of up to 50% on the NBP against which these rates are to be applied.





                                  - 19 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373


                                  ARBITRATION

         As a condition precedent to any right of action hereunder, any dispute that arises out of or in connection with this Agreement, including its formation or validity, will be submitted for decision to an arbitration panel composed of two arbitrators and an umpire. The arbitration will be conducted under the Federal Arbitration Act and will proceed as set forth below.

         All notices in connection with arbitration will be in writing and sent certified or registered mail, return receipt requested. The term "days" as used herein will mean calendar days. Notice requesting arbitration will reference this Article, will state issues to be resolved in the view of the claimant, and will appoint the arbitrator selected by the claimant. Within 30 days after receipt of such notice, the respondent will notify the claimant of any additional issues to be resolved and of the name of its appointed arbitrator. As time is of the essence, if the respondent fails to appoint its arbitrator within 30 days after receipt of notice requesting arbitration, the claimant is authorized to and will appoint the second arbitrator.

         Unless otherwise mutually agreed, each member of the arbitration panel will be an impartial active or former officer of an insurance or reinsurance company or an Underwriter at Lloyd's of London. Before instituting the hearing the two appointed arbitrators will choose an impartial umpire. If the two arbitrators fail to agree on the appointment of an umpire within 30 days after the appointment of the second arbitrator, within 10 days thereafter the two arbitrators will request the American Arbitration Association ("AAA") to appoint an umpire with the qualifications set forth above in this Article without regard to the AAA's Commercial Arbitration Rules. If the AAA fails to appoint an umpire within 30 days after its receipt of the arbitrators' request, either party may apply to a court of competent jurisdiction to appoint an umpire with the qualifications set forth above in this Article. The umpire will immediately notify each party of his selection. In the event of the resignation or death of any member of the arbitration panel, a replacement will be appointed in the same manner as the resigning or deceased member was appointed.

         Within 30 days after notice of appointment of the umpire, the claimant and respondent will each submit an initial brief to the panel. Within 45 days after notice of appointment of the umpire, the panel will meet and determine timely periods for the submission of reply briefs and amended briefs, procedures for discovery, and a scheduled date for the hearing. Arbitration will be held in the city of the Company's home office unless the parties mutually agree to another venue.





                                  - 20 OF 21 -

FPIC INSURANCE GROUP                                     CASUALTY EXCESS OF LOSS
                                                                         AR 4373



         The panel will be relieved of all judicial formality and the umpire will be the final judge of the panel's procedures, the rules of evidence, privilege, and production, and the excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. The panel will be authorized to issue interim orders and awards in the interest of fairness and the prompt and orderly resolution of issues in dispute. To the extent permitted by law, the umpire and the panel will be empowered to issue orders to enforce such decisions. Insofar as the panel looks to substantive law, it will consider the law of the State of Florida.

         The panel will make its award with regard to the terms expressed in this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and practice of the insurance and reinsurance business. The panel will make its award within 30 days after the close of the hearing. Each award by the panel will be in writing and may state factual findings that served as a basis for the award. Each award by the panel will be by a majority of the panel's members and will be final and binding on all parties to the proceeding. Any party may apply to a court of competent jurisdiction for an order confirming the award, and a judgment of that court will thereupon be entered on the award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.

         Each party will bear the expense of the arbitrator appointed on its behalf and all remaining costs of the arbitration will be finally allocated by the panel. Punitive damages will not be awarded; however, the panel may award interest, costs and expenses as it deems appropriate, including but not limited to attorneys' fees, to the extent permitted by law,





                                  - 21 OF 21 -